EXHIBIT 3.2

SECOND AMENDED AND RESTATED
BY-LAWS
OF
XYLEM INC.

1.	SHAREHOLDERS.

1.1.    Place of Shareholders’ Meetings. All meetings of the shareholders of Xylem Inc. (the “Corporation”) shall be held at such place or places, within or outside the state of Indiana, as may be fixed by the Corporation’s Board of Directors (the “Board”, and each member thereof a “Director”) from time to time or as shall be specified in the respective notices thereof.

1.2.    Day and Time of Annual Meetings of Shareholders. An annual meeting of shareholders shall be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Failure to hold an annual meeting of shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.

1.3.    Purposes of Annual Meetings. (a) At each annual meeting, the shareholders shall elect the members of the Board for the succeeding term. At any such annual meeting any business properly brought before the meeting may be transacted.

(b)To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, not less than 90 calendar days nor more than 120 calendar days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received not earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (v) if the shareholder or beneficial owner, if any, intends or is part of a group that intents to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or (y) otherwise solicit proxies or votes in support of such shareholder’s proposal, a representation to that effect, (vi) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal, pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (vii) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “Proponent Persons," which term, for purposes of Section 2.2 herein, shall include each nominee (and his or her respective affiliates or associates and/or any others acting in concert with such nominee) and shall be defined as if the foregoing clause had, in each case, replaced the word “proposal” with the word “nomination”); and (viii) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation. A shareholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen calendar days prior to the meeting or any adjournment or postponement thereof). The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such shareholder’s proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that, if such shareholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of shareholders except in accordance with this Section 1.3(b), and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s proposal without such shareholder having made the representation required by clause (v) of the preceding sentence.

1.4.    Special Meetings of Shareholders. (a) Except as otherwise expressly required by applicable law, special meetings of the shareholders or of any class or series entitled to vote may be called for any purpose or purposes by: (i) the Chairman, (ii) by a majority vote of the entire Board, or (iii) the Secretary upon the written request of the holders of at least twenty-five percent (25%) of the outstanding shares of Common Stock of the Corporation (the “Requisite Percentage”), in each case in compliance with these By-Laws and the Corporation’s Articles of Incorporation to be held at such place (within or outside the state of Indiana), date and hour as shall be determined by the Board and designated in the notice thereof. Except as otherwise provided in this Section 1.4, a special meeting held following a Special Meeting Request (as defined below), to the extent practicable, shall be held not more than 90 days after the date on which a valid Special Meeting Request constituting the

Requisite Percentage is received by the Secretary. Only such business as specified in the notice of such special meeting of the shareholders shall come before such meeting.

(b)A request for a special meeting by the shareholders of the Corporation pursuant to this Section 1.4 (a “Special Meeting Request”) shall be delivered personally or sent by United States mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be signed and dated by each shareholder of record (or a duly authorized agent of such shareholder) requesting the special meeting (each, a “Requesting Shareholder”) and shall include (i) all information required to be provided by a shareholder proposing business or nominating directors at an annual meeting pursuant to Section 1.3(b) or Section 2.2 hereof, as applicable, including all information required with respect to a Proponent Person under Section 1.3(b)(i) through (viii) or Section 2.2(a) through (h) thereof, as applicable, and all updates required thereunder, (ii) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (iii) an agreement by the Requesting Shareholders to notify the Corporation promptly in the event of any decrease in the number of shares of Common Stock held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (iv) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the Corporation. Compliance by the Requesting Shareholder or group of Requesting Shareholders with the requirements of this Section and related provisions of these By-Laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the shareholders.

(c)	Notwithstanding anything to the contrary in this Section 1.4:

(i)A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (A) such Special Meeting Request does not comply with these By-laws, or relates to an item of business that is not a proper subject for shareholder action under applicable law, (B) the Special Meeting Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting of shareholders,
(C) an identical or substantially similar item, other than the election of directors (as determined in good faith by the Board, a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of shareholders held within 90 days prior to receipt by the Corporation of such Special Meeting Request, (D) a Similar Item is already included in the Corporation’s notice as an item of business to be brought before a meeting of the shareholders that has been called but not yet held or that is called for a date that is within 90 days of the receipt by the Corporation of a Special Meeting Request, or (E) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Act, or other applicable law.

(ii)Business transacted at any shareholder requested special meeting shall be limited to the purpose(s) stated in the valid Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the shareholders at any shareholder requested special meeting so long as such Board submissions are specified in the notice of such special meeting. If none of the Requesting Shareholders who submitted the Special Meeting Request appears at or sends a representative to the shareholder requested special meeting to present the matters to be presented for consideration that were specified in the Shareholder Meeting Request, the Corporation need not present such matters for a vote at such meeting.

(iii)Any Requesting Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the shareholder requested special meeting. In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from the holders of the Requisite Percentage of shareholders, or there is a decrease in the number of shares of Common Stock held by the Requesting Shareholders following the delivery of their Special Meeting Request, and in each case, as a result of such revocation(s) or decrease, as applicable, there no longer are valid unrevoked Special Meeting Request(s) meeting the Requisite Percentage of shareholders to call a special meeting, the Board shall have the discretion to determine whether or not to proceed with the shareholder requested special meeting.

1.5.    Notice of Meetings of Shareholders. Except as otherwise expressly required or permitted by applicable law, not less than ten days nor more than sixty days before the date of every shareholders’ meeting, the Secretary shall give to each shareholder of record entitled to vote at such meeting written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and indication that notice is being issued by or at the direction of the person or persons calling the meeting. Except as provided in Section 1.6(d) or as otherwise expressly required by applicable law, notice of any adjourned meeting of shareholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address for notices to such shareholder as it appears on the records of the Corporation.

1.6.    Quorum of Shareholders. (a) Unless otherwise expressly required by applicable law, at any meeting of the shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of votes thereat shall constitute a quorum. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the shareholders.

(b)At any meeting of the shareholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.

(c)At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

(d)If a new date, time and place of an adjourned meeting is not announced at the original meeting before adjournment, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each shareholder of record entitled to vote at the meeting.

1.7.    Chairman and Secretary of Meeting. The Chairman or, in his or her absence, another officer of the Corporation designated by the Chairman, shall preside at meetings of the shareholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

1.8.    Voting by Shareholders. (a) Except as otherwise expressly required by applicable law, at every meeting of the shareholders each shareholder shall be entitled to the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5.6 of these By-laws as the record date for the determination of the shareholders who shall be entitled to receive notice of and to vote at such meeting.

(b)When a quorum is present at any meeting of the shareholders, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless express provision of law or the Articles of Incorporation require a greater number of affirmative votes.

(c)Except as required by applicable law, the vote at any meeting of shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

1.9.    Proxies. Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy by (i) the shareholder or the shareholder’s designated officer, director, employee or agent executing a writing by signing it or by causing the shareholder’s signature or the signature of the designated officer, director, employee or agent of the shareholder to be affixed to the writing by any reasonable means, including by facsimile signature; (ii) the shareholder transmitting or authorizing the transmission of an electronic submission which may be by any electronic means, including data and voice telephonic communications and computer network to (a) the person who will be the holder of the proxy; (b) a proxy solicitation firm; or (c) a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission, which electronic submission must either contain or be accompanied by information from which it can be determined that the electronic submission was transmitted by or authorized by the shareholder; or (iii) any other method allowed by law.

1.10.    Inspectors. (a) The election of Directors and any other vote by ballot at any meeting of the shareholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the Chairman before or at the meeting. If the Chairman shall not have so appointed such inspectors or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each, (ii) determine the shares represented at any meeting of shareholders and the validity of the proxies and ballots, (iii) count all proxies and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

1.11.    List of Shareholders. (a) At least five business days before every meeting of shareholders, the Corporation shall cause to be prepared and made a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order by voting group, if any, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.

(b)During ordinary business hours for a period of at least five business days prior to the meeting, such list shall be open to examination by any shareholder for any purpose germane to the meeting, either at the Corporation’s principal office or a place identified in the meeting notice in the city where the meeting will be held.

(c)The list shall also be produced and kept at the time and place of the meeting, and it may be inspected during the meeting by any shareholder or the shareholder’s agent or attorney authorized in writing.

(d)The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

1.12.    Confidential Voting. (a) Proxies and ballots that identify the votes of specific shareholders shall be kept in confidence by the tabulators and the inspectors of election unless (i) there is an opposing solicitation with respect to the election or removal of Directors, (ii) disclosure is required by applicable law, (iii) a shareholder expressly requests or otherwise authorizes disclosure, or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

(b)The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this By-law and instructed to comply herewith.

(c)The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 1.12.

2.	DIRECTORS.

2.1.    Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all the powers of the Corporation except such as are by applicable law, the Articles of Incorporation or these By-laws required to be exercised or performed by the shareholders.

2.2.    Number, Method of Election, Terms of Office of Directors. The number of Directors which shall constitute the whole Board shall be such as set forth in, and as determined in accordance with, the Articles of Incorporation. Prior to the annual meeting of shareholders to be held in 2016 (the “2016 Annual Meeting”), the Directors shall be divided into three classes as nearly equal in number as possible as provided in the Articles of Incorporation. At each annual meeting of shareholders prior to the 2016 Annual Meeting, each class of Directors whose term shall then expire shall be elected to hold office for a three-year term. All Directors elected at or after the 2016 Annual Meeting shall be elected for a term expiring at the next annual meeting of shareholders, with each such Director to hold office until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. Notwithstanding the foregoing, any Director whose term expires at the annual meeting of shareholders scheduled to be held in 2017 or 2018 shall continue to hold office until the end of the term for which such Director was elected and until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. Directors need not be shareholders of the Corporation or citizens of the United States of America.

Nominations of persons for election as Directors may be made by the Board or by any shareholder who is a shareholder of record at the time of giving of the notice of nomination provided for in this Section 2.2 and who is entitled to vote for the election of Directors. Any shareholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given in accordance with the procedures for bringing business before the meeting set forth in Section 1.3(b) or Section 1.4 of these By-Laws, as applicable, either by personal delivery or by United States mail, postage prepaid, to the Secretary, received at the principal executive offices of the Corporation, and (i) with respect to an election to be held at an annual meeting of shareholders, received not less than 90 calendar days nor more than 120 calendar days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the shareholder must be so received not earlier than 120 calendar days prior to such annual meeting and not later than 90 calendar days prior to such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors called by the Chairman or the Board pursuant to Section 1.4(a) or (b) of these By-Laws, received not earlier than 120 calendar days prior to such special meeting and not later than 90 calendar days prior to such special meeting or 10 calendar days following the date on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period, or extend any time period, for the giving of written notice. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the beneficial owner, if any, on whose behalf the nomination is made and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder, any beneficial owner on whose behalf the nomination is made and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
(d)such other information regarding each shareholder, the beneficial owner, if any, on whose behalf the nomination is made and nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission in connection with solicitations of proxies for the election of directors in an election contest; (e) the consent of each nominee to serve as a Director if so elected;(f) if the shareholder or beneficial owner, if any, intends to (x) deliver a proxy statement and/or form of proxy to the holders of at least the percent of the Corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise solicit proxies of votes from shareholders in support of such shareholder’s nominee(s), a representation to that effect; (g) a description of any agreement, arrangement or understanding with respect to the nomination and/or the voting of shares of any class or series of stock of the Corporation between or among the Proponent Persons; and (h) a description of any agreement, arrangement or understanding (including without limitation any swap or other derivative or short position, profits interest, hedging transaction, borrowed or loaned shares, any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell or other instrument) to which any Proponent Person is a party, the intent or effect of which may be (x) to transfer to or from any Proponent Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any Proponent Person with respect to shares of any class or series of capital stock of the Corporation and/or (z) to provide any Proponent Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, or to mitigate any loss resulting from, the value (or any increase or decrease in the value) of any security of the Corporation. A shareholder providing notice of a proposed nomination shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen calendar days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five calendar days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten calendar days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen calendar days prior to the meeting or any adjournment or postponement thereof).The chairman of any meeting of shareholders to elect Directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures or if the shareholder solicits proxies in support of such shareholder’s nominee(s) without such shareholder having made the representation required by (f) of the preceding sentence. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

In an uncontested election (i.e. any election in which the number of nominees does not exceed the number of Directors to be elected), Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any Director nominee that does not receive the requisite votes shall not be elected. Any Director nominee who fails to be elected but who is a Director at the time of the election shall promptly provide a written resignation to the Chairman or the Secretary and remain a Director until a successor shall have been elected and qualified (a “Holdover Director”).

The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders. After consideration, the Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken.

The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier.

The Board will promptly publicly disclose its decision (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) and the reasons for its decision.

Any Holdover Director who tenders a resignation shall not participate in the Nominating and Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. If a Holdover Director’s resignation is not accepted, such Holdover Director shall continue to serve until his or her successor is duly elected and qualified or his or her earlier resignation or removal. If a Holdover Director’s resignation is accepted, then the Board may fill the resulting vacancy, or decrease the size of the Board, pursuant to the provisions of Article Fifth of the Articles of Incorporation.

If each member of the Nominating and Governance Committee receives less than a majority of the votes cast at the same election, then the Board shall appoint a committee composed of three independent Directors (with an independent Director being a Director that has been determined by the Board to be “independent” under such criteria as it deems applicable, including, without limitation, applicable New York Stock Exchange rules and regulations and other applicable law) who received more than a majority of the votes cast to consider the resignation offers and recommend to the Board whether to accept the offers. However, if there are fewer than three independent Directors who receive a majority or more of the votes cast in the same election then the Board will promptly consider the resignation and all relevant facts and circumstances concerning the vote and the best interests of the Corporation and its shareholders and act no later than its next regularly scheduled Board Meeting or within 90 days after certification of the shareholder vote, whichever is earlier. If all Directors receive less than a majority of the votes cast at the same election, the election shall be treated as a contested election and the majority vote requirement shall be inapplicable.

2.3.    Vacancies on Board. (a) Any Director may resign from office at any time by delivering a written resignation to the Chairman or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)    Any vacancy resulting from the death, retirement, resignation, or removal of a Director and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum. In the case of any vacancy so filled prior to the 2016 Annual Meeting, any Director so chosen shall hold office for the remainder of the term of the Director being replaced or, in the event of an increase in the number of Directors, of the class to which he or she is assigned, with each such Director to hold office until his or her successor is duly elected and qualified, or until his or her earlier death, retirement, resignation or removal. In the case of any vacancy so filled at or after the 2016 Annual Meeting, any Director so chosen shall serve until the next annual meeting of shareholders, with such Director to hold office until such Director’s successor shall have been elected and qualified, or until his or her earlier death, retirement, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by applicable law.

2.4.    Meetings of the Board. (a) The Board may hold its meetings, both regular and special, either within or outside the state of Indiana, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

(b)Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

(c)The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the shareholders and shall be for the election of officers and the transaction of such other business as may come before it.

(d)Special meetings of the Board shall be held whenever called by direction of the Chairman or at the request of Directors constituting one-third of the number of Directors then in office.

(e)Members of the Board or any Committee of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

(f)The Secretary shall give notice to each Director of any meeting of the Board by mailing the same at least two days before the meeting or by telegraphing or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

2.5.    Quorum and Action. Except as otherwise expressly required by applicable law, the Articles of Incorporation or these By-laws, at any meeting of the Board, the presence of at least one-third of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the vote of a majority of the Directors present (and not abstaining) at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

2.6.    Presiding Officer and Secretary of Meeting. The Chairman or, in the absence of the Chairman, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence, the presiding officer may appoint a secretary of the meeting.

2.7.    Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of their proceedings.

2.8.    Standing Committees. By resolution adopted by a majority of the entire Board, the Board may, from time to time, establish such Standing Committees (including, without limitation, an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee) with such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these By-laws and which are specified by resolution or by committee charter approved by a majority of the entire Board. By resolution adopted by a majority of the entire Board, the Board shall elect, from among its members, individuals to serve on such Standing Committees established by this Section 2.8.

2.9.    Other Committees. By resolution passed by a majority of the entire Board, the Board may also appoint from among its members such other Committees as it may from time to time deem desirable and may delegate to such Committees such powers of the Board as it may consider appropriate, consistent with applicable law, the Articles of Incorporation and these
By-laws. Except to the extent inconsistent with the resolutions creating a Committee, Sections 2.4, 2.5, 2.7 and 10 of these By-laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board, shall apply to each Committee (including any Standing Committee) and its members as well.

2.10.    Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these By-laws, Directors shall receive for their services on the Board or any Committee thereof such compensation and benefits, including the granting of options, together with expenses, if any, as the Board may from time to time determine. The Directors may be paid a fixed sum for attendance at each meeting of the Board or Committee thereof and/or a stated annual sum as a Director, together with expenses, if any, of attendance at each meeting of the Board or Committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

2.11.    Mandatory Classified Board Structure . The provisions of IC 23-1-33-6(c) shall not apply to the Corporation.

3.	OFFICERS.

3.1.    Officer, Titles, Elections, Terms. (a) The Board may from time to time elect a Chairman, a Chief Executive, a Vice Chairman, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Corporate Vice Presidents, a Chief Financial Officer, a Chief

Accounting Officer, a Controller, a Treasurer, a Secretary, a General Counsel, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Deputy General Counsels, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

(b)The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, retirement, resignation or removal. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person’s authority and duties.

(c)No person may be elected or appointed an officer who is not a citizen of the United States of America if such election or appointment is prohibited by applicable law or regulation.

(d)Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, retirement, resignation or removal.

(e)Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.

(f)Any officer may resign from office at any time. Such resignation shall be made in writing and given to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

3.2.    General Powers of Officers. Except as may be otherwise provided by applicable law or in Article 6 or Article 7 of these By-laws, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the General Counsel, the Chief Accounting Officer, the Controller, the Treasurer and the Secretary, or any of them, may (i) execute and deliver in the name of the Corporation, in the name of any Division of the Corporation or in both names any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any Division of the Corporation, including without limitation agreements or contracts with any government or governmental department, agency or instrumentality, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, instrument, power of attorney or other document.

3.3.    Powers of the Chairman or Chief Executive. The Chairman shall be the Chief Executive (as defined in Section 3.11) of the Corporation unless the Board specifically elects the President to be Chief Executive of the Corporation, in which case the President shall be the Chief Executive. If either the Chairman or the President is the Chief Executive, then he or she shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He or she may do and perform all acts on behalf of the Corporation. The

Chairman (whether or not the Chief Executive) shall preside at meetings of the Board and the shareholders.

3.4.    Powers and Duties of a Vice Chairman. A Vice Chairman shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws.

3.5.    Powers and Duties of the President. Unless the President is Chief Executive, the President shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws. If the President is the Chief Executive, then Section 3.3 shall be applicable.

3.6.    Powers and Duties of Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents shall have such powers and perform such duties as the Board, the Chairman, or the Chief Executive may from time to time prescribe or as may be prescribed in these By-laws.

3.7.    Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as the Board, the Chairman, Chief Executive, or any Vice Chairman may from time to time prescribe or as may be prescribed in these By-laws. The Chief Financial Officer shall cause to be prepared and maintained (i) a stock ledger containing the names and addresses of all shareholders and the number of shares of each class and series held by each and (ii) the list of shareholders for each meeting of the shareholders as required by Section 1.11 of these By-laws. The Chief Financial Officer shall be responsible for the custody of all stock books and of all unissued stock certificates.

3.8.    Powers and Duties of the Chief Accounting Officer, Controller and Assistant Controllers. (a) The Chief Accounting Officer, Controller or the Corporate Vice President, Finance, as determined by the Chief Financial Officer, shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Chief Accounting Officer, Controller, or the Corporate Vice President, Finance as determined by the Chief Financial Officer, shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chairman or the Chief Executive may require, and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of the Chief Accounting Officer, Controller, or the Corporate Vice President, Finance.

(b)    Each Assistant Controller shall perform such duties as from time to time may be assigned by the Controller or by the Board. In the event of the absence, incapacity or inability to act of the Controller, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.

3.9.    Powers and Duties of the Treasurer and Assistant Treasurers. (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer.

(b)The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

(d)The Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer (i) may sign all receipts and vouchers for payments made to the Corporation, (ii) shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

(e)The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned by the Treasurer or by the Board. In the event of the absence, incapacity or inability to act of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

3.10.    Powers and Duties of the Secretary and Assistant Secretaries. (a) The Secretary shall keep the minutes of all proceedings of the shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these By-laws and as required by applicable law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these By-laws and all other acts incident to the position of Secretary.

(b)    Each Assistant Secretary shall perform such duties as may from time to time be assigned by the Secretary or by the Board. In the event of the absence, incapacity or inability to act of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

3.11.    Applicable Definition. As used in these By-laws, the term “Chief Executive” shall refer to the Chairman unless the President is elected to be the Chief Executive, pursuant to Section 3.3, in which case the term “Chief Executive” shall refer to the President.

4.	INDEMNIFICATION.

4.1.(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e)(i) of this Article 4). Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an “Indemnitee." Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.

(b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

4.2.    Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

4.3.    Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

4.4.    Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:

(a)Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.

(b)Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(iii)The Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination); or (D) as provided in Section 4.4(c) of this Article 4.

(iv)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(c)Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the state of Indiana or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).

(iii)If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Indiana or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iv)The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

(v)In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)Definitions. For purposes of this Article 4:

(i)“Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii)“Disinterested Director” means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.

(iii)“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article 4.

4.5.    Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

4.6.    Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5.	CAPITAL STOCK.

5.1.    Stock Certificates. (a) Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates. Every certificate shall state on its face (or in the case of book-entry shares, the statement evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom the certificate (or bookentry statement) was issued, and the number and class of shares and the designation of the series, if any, the certificate (or book-entry statement) represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series), which certificate, if any, shall otherwise be in such form as the Board shall prescribe and as provided in Section 5.1(d).

(b)If a certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles, and, if permitted by applicable law, any other signature on the certificate may be a facsimile.

(c)In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

(d)Any certificates of stock shall be issued in such form not inconsistent with the Articles of Incorporation. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

(e)All certificates surrendered to the Corporation shall be cancelled (other than treasury shares) with the date of cancellation and shall be retained by or under the control of the Chief Financial Officer, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as such officer shall designate.

5.2.    Record Ownership. A record of the name of the person, firm or corporation and address of each holder of stock, the number of shares of each class and series represented thereby and the date of issue thereof shall be made on the Corporation’s books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.

5.3.    Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate (or book-entry statement) or such person’s attorney, lawfully constituted in writing, and only upon the surrender of the certificate, if any, therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates, if any, are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4.    Lost, Stolen or Destroyed Certificates. New certificates or uncertificated shares representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize in accordance with applicable law.

5.5.    Transfer Agent; Registrar; Rules Respecting Certificates. The Corporation shall maintain one or more transfer offices or agencies where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates (or book-entry statements) in accordance with applicable law.

5.6.    Fixing Record Date for Determination of Shareholders of Record. (a) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of the shareholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days nor less than ten days before the date of a meeting of the shareholders. If no record date is fixed by the Board, the record date for determining the shareholders entitled to notice of or to vote at a shareholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting and shall fix a new record date if such adjourned meeting is more than 120 days after the date of the original meeting. (b) The Board may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty days prior to such action. If no record date is fixed by the Board, the record date for determining the shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

6.	SECURITIES HELD BY THE CORPORATION.

6.1.    Voting. Unless the Board shall otherwise order, the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer or the Secretary shall have full power and authority, on behalf of the Corporation, (i) to attend, act and vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid, and (ii) to delegate to any employee or agent such power and authority.

6.2.    General Authorization to Transfer Securities Held by the Corporation. (a) Any of the following officers, to wit: the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Corporate Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Controller, any Assistant Treasurer, and each of them, hereby is authorized and empowered (i) to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred, and (ii) to delegate to any employee or agent such power and authority.

(b)    Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof, stating that they are in full force and effect, setting forth the names of persons who are then officers of the corporation, and certifying as to the employees or agents, if any, to whom any such power and authority have been delegated, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these Bylaws and of such officers, employees and agents is still in full force and effect.

7.	DEPOSITARIES AND SIGNATORIES.

7.1.    Depositaries. The Chairman, any Vice Chairman, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a Division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, any Vice Chairman, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a Division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the Division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

7.2.    Signatories. Unless otherwise designated by the Board or by the Chairman, any Vice Chairman, the President, the Chief Financial Officer or the Treasurer, each of whom is authorized to execute any of such items individually, all notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money, including any form of guaranty by the Corporation with respect to any such item entered into by any direct or indirect subsidiary of the Corporation, shall be (a) signed by any Assistant Treasurer and (b) countersigned by the Chief Accounting Officer, Controller or any Assistant Controller, or (c) either signed or countersigned by any Executive Vice President, any Senior Vice President or any Corporate Vice President in lieu of either the officers designated in Clause (a) or the officers designated in Clause (b) of this Section 7.2.

8.	SEAL.

The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.

9.	FISCAL YEAR.

The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.

10.	WAIVER OF OR DISPENSING WITH NOTICE.

(a)Whenever any notice of the time, place or purpose of any meeting of the shareholders is required to be given by applicable law, the Articles of Incorporation or these
By-laws, a written waiver of notice, signed by a shareholder entitled to notice of a shareholders’ meeting, whether by pdf, facsimile, telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. The waiver must be included in the minutes or filed with the corporate records. Attendance of a shareholder in person or by proxy at a shareholders’ meeting shall constitute a waiver of notice to such shareholder of such meeting, except when (i) the shareholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened, or (ii) the shareholder objects to consideration of a particular matter at the meeting at the time such matter is presented because it is not within the purpose or purposes described in the meeting notice.

(b)Whenever any notice of the time or place of any meeting of the Board or Committee of the Board is required to be given by applicable law, the Articles of Incorporation or these By-laws, a written waiver of notice signed by a Director, whether by pdf, facsimile, telegraph, cable or other form of recorded communication, whether signed before or after the time set for a given meeting, shall be deemed equivalent to notice of such meeting. Unless the Director is deemed to have waived notice by attending the meeting, the waiver must be in writing, signed by the Director entitled to the notice and filed with the minutes or corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice to such Director of such meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(c)No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

11.	POLITICAL NONPARTISANSHIP OF THE CORPORATION.

The Corporation shall not make, directly or indirectly, any contributions or expenditures in connection with the election of any candidate for federal, state or local political office, or any committee campaigning for such a candidate, except to the extent necessary to permit in the United States the expenditure of corporate assets for the payment of expenses for establishing, registering and administering any political action committee and of soliciting contributions thereto, all as may be authorized by federal or state laws.

12.	AMENDMENT OF BY-LAWS.

These By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board.

13.	OFFICES AND AGENT.

(a)Registered Office and Agent. The registered office of the Corporation in the State of Indiana shall be 251 East Ohio Street, Suite 1100, Indianapolis, Indiana 46204. The name of the registered agent is The Corporation Trust Company.

(b)Other Offices. The Corporation may also have offices at other places, either within or outside the State of Indiana, as the Board of Directors may from time to time determine or as the business of the Corporation may require.